Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2017 Results

Wakefield, MA—August 1, 2017—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the second quarter ended June 30, 2017.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“With the third quarter of 2017 underway, we continue to expect growth to be led by contributions from increased leasing activity at our properties, full year contribution from our 2016 acquisitions and anticipated successful results from our redevelopment of 801 Marquette in downtown Minneapolis.  Over the past several years, the portfolio transition efforts at FSP have resulted in positioning a significant portion of our office assets into urban and infill locations.  Over 75% of our portfolio is now located within our five core markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  We are optimistic about our prospects for long-term sustainable growth and look forward with anticipation to the remainder of 2017 and beyond.”

Highlights

•

FFO was $28.6 million or $0.27 per basic and diluted share for the second quarter ended June 30, 2017.  We had a Net Loss of $17.4 million or $0.16 per basic and diluted share for the second quarter ended June 30, 2017, primarily as a result of a provision for loss on sale of a property in Baltimore, Maryland, which we classified as held for sale in the second quarter of 2017.

•	Adjusted Funds From Operations (AFFO) was $0.18 per basic and diluted share for the second quarter ended June 30, 2017.
•	On June 7, 2017, we received approximately $9.0 million in cash from FSP 1441 Main Street Corp. as repayment in full of a mortgage loan.

Leasing and Development Update

•

Our directly owned real estate portfolio of 35 properties totaling approximately 10.1 million square feet was approximately 88.1% leased as of June 30, 2017, which was a 1.5% decrease compared to March 31, 2017.    The reduction was primarily attributable to the previously anticipated lease expiration on April 30, 2017 of approximately 145,000 square feet leased by Murphy Exploration & Production Company at our Park Ten Phase II property in Houston, Texas.

•	During the six months ended June 30, 2017, we leased approximately 476,000 square feet, of which approximately 112,000 square feet was with new tenants.
•

Third quarter 2017 leasing activity to date includes approximately 400,000 square feet of potential leases out for execution,  approximately 120,000 square feet of which would be new leases and expansions.

•

Weighted average annualized GAAP rent per square foot was approximately $28.68 as of June 30, 2017, compared to $27.92 as of December 31, 2016, $26.93 as of December 31, 2015, and $26.04 as of December 31, 2014.  We believe that the increase is attributable to the enhanced quality of our real estate portfolio and value creation derived from our recent acquisitions, dispositions and leasing.

•

The 801 Marquette Avenue construction was substantially complete at the end of June and furnishing of the atrium and roof deck will occur in the third quarter.  The project has been well received by the market and interest in the building from prospective tenants has been strong.  801 Marquette Avenue provides a contemporary, forward-looking office experience in a vintage warehouse style office with modern systems and market leading amenities in the heart of the Minneapolis CBD.

Acquisition and Disposition Update

•	On June 7, 2017, we received approximately $9.0 million in cash from FSP 1441 Main Street Corp. as repayment in full of a mortgage loan.
•

On July 21, 2017, we entered into a Purchase and Sale Agreement with a third-party buyer for the potential disposition of our non-core asset located at 120 East Baltimore Street, Baltimore, Maryland, for a  gross purchase price of approximately $32.8 million.  This potential disposition remains subject to a due diligence inspection period in favor of the buyer and other customary conditions to closing for transactions of this type. Assuming that the buyer satisfactorily completes its due diligence inspection period and all other conditions to closing are satisfied, the closing should take place in second half of 2017.

•	We continue to selectively evaluate potential non-core property dispositions when appropriate values/pricing are achieved.
•	We continue to evaluate new potential acquisition opportunities within our five core markets.

Dividend Update

On July 7, 2017, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended June 30, 2017 of $0.19 per share of common stock that will be paid on August  10, 2017 to stockholders of record on July 21, 2017.

Non-GAAP Financial Information

A reconciliation of Net income (loss) to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of June 30, 2017.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

FFO Guidance

We are reaffirming our full year FFO guidance for 2017, which is estimated to be in the range of approximately $1.04 to $1.08 per basic and diluted share, and for the third quarter of 2017, which is estimated to be in the range of approximately $0.25 to $0.26 per basic and diluted share.  We have initiated full year 2017 net income (loss) guidance in the range of $(0.12) to $(0.08) per basic and diluted share, and for the third quarter of 2017, we initiated net income guidance in the range of $0.00 net to $0.01 per basic and diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and general and administrative expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

A reconciliation of the guidance for net income (loss) per share to the guidance for FFO per share is provided as follows:

	Q3 2017 Range		Full Year 2017 Range
	Low	High	Low	High
Net income (loss) per share	$0.00	$0.01	$(0.12)	$(0.08)
(Gain) loss or provision for loss on sale of properties and property held for sale, less applicable income tax	0.00	0.00	0.17	0.17
GAAP loss from non-consolidated REITs	0.00	0.00	0.01	0.01
FFO from non-consolidated REITs	0.01	0.01	0.03	0.03
Depreciation & Amortization	0.24	0.24	0.95	0.95
Funds From Operations per share	$0.25	$0.26	$1.04	$1.08

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for August 2, 2017 at 11:00 a.m. (ET) to discuss the second quarter 2017 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our five core markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future,  expectations for FFO and net income (loss) in future periods, expectations for growth and leasing activities in future periods, the potential disposition of our 120 East Baltimore Street property, prospects for long-term sustainable growth and the timing and impact of the substantially competed 801 Marquette Avenue property, that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Income (Loss)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016

Revenue:
Rental	$66,995	$59,453	$134,371	$117,813
Related party revenue:
Management fees and interest income from loans	1,366	1,337	2,736	2,770
Other	10	17	20	37
Total revenue	68,371	60,807	137,127	120,620

Expenses:
Real estate operating expenses	17,286	14,929	34,594	30,221
Real estate taxes and insurance	11,595	10,154	23,998	19,304
Depreciation and amortization	25,279	22,352	50,611	44,797
Selling, general and administrative	3,077	3,494	6,520	7,024
Interest	7,893	6,417	15,472	12,850
Total expenses	65,130	57,346	131,195	114,196

Income before equity in losses of non-consolidated REITs, other, gain (loss) on sale of properties and properties held for sale, less applicable income tax and taxes	3,241	3,461	5,932	6,424
Equity in losses of non-consolidated REITs	(201)	(86)	(598)	(372)
Other	129	(1,009)	151	(1,009)
Gain (loss) on sale of properties and properties held for sale, less applicable income tax	(20,492)	(643)	(18,203)	(643)

Income (loss) before taxes on income	(17,323)	1,723	(12,718)	4,400
Taxes on income	72	111	197	209
Net income (loss)	$(17,395)	$1,612	$(12,915)	$4,191

Weighted average number of shares outstanding, basic and diluted	107,231	100,187	107,231	100,187

Net income (loss) per share, basic and diluted	$(0.16)	$0.02	$(0.12)	$0.04

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2017	2016
Assets:
Real estate assets:
Land	$191,578	$196,178
Buildings and improvements	1,792,784	1,822,183
Fixtures and equipment	4,841	4,136
	1,989,203	2,022,497
Less accumulated depreciation	348,652	337,228
Real estate assets, net	1,640,551	1,685,269
Acquired real estate leases, less accumulated amortization of $110,348 and $112,441, respectively	105,811	125,491
Investment in non-consolidated REITs	73,876	75,165
Asset held for sale	31,868	3,871
Cash and cash equivalents	11,537	9,335
Restricted cash	86	31
Tenant rent receivables, less allowance for doubtful accounts of $125 and $100, respectively	4,706	3,113
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $50, respectively	51,590	50,930
Prepaid expenses and other assets	5,124	5,231
Related party mortgage loan receivables	72,250	81,780
Other assets: derivative asset	11,333	12,907
Office computers and furniture, net of accumulated depreciation of $1,352 and $1,277, respectively	287	313
Deferred leasing commissions, net of accumulated amortization of $19,465 and $18,301, respectively	33,548	34,697
Total assets	$2,042,567	$2,088,133

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$295,000	$280,000
Term loans payable, less unamortized financing costs of $4,139 and $4,783, respectively	765,861	765,217
Accounts payable and accrued expenses	55,241	57,259
Accrued compensation	1,929	3,784
Tenant security deposits	5,367	5,355
Other liabilities: derivative liabilities	4,364	5,551
Acquired unfavorable real estate leases, less accumulated amortization of $7,308 and $8,422, respectively	6,961	8,923
Total liabilities	1,134,723	1,126,089

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,231,155 and 107,231,155 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,356,457	1,356,457
Accumulated other comprehensive loss	4,940	5,478
Accumulated distributions in excess of accumulated earnings	(453,564)	(399,902)
Total stockholders’ equity	907,844	962,044
Total liabilities and stockholders’ equity	$2,042,567	$2,088,133

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Six Months Ended
	June 30,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income (loss)	$(12,915)	$4,191
Adjustments to reconcile net income or loss to net cash provided by operating activities:
Depreciation and amortization expense	51,823	45,830
Amortization of above and below market leases	(855)	82
Equity in losses of non-consolidated REITs	598	372
Hedge ineffectiveness	(151)	1,009
(Gain) loss on sale of properties and properties held for sale, less applicable income tax	18,203	643
Increase (decrease) in allowance for doubtful accounts	25	70
Changes in operating assets and liabilities:
Restricted cash	(55)	20
Tenant rent receivables	(1,618)	(440)
Straight-line rents	(1,897)	(1,975)
Lease acquisition costs	(318)	(252)
Prepaid expenses and other assets	(503)	(958)
Accounts payable, accrued expenses and other items	(6,829)	(7,776)
Accrued compensation	(1,855)	(1,398)
Tenant security deposits	12	(136)
Payment of deferred leasing commissions	(3,632)	(6,898)
Net cash provided by operating activities	40,033	32,384
Cash flows from investing activities:
Property acquisitions	—	(60,844)
Acquired real estate leases	—	(12,951)
Property improvements, fixtures and equipment	(28,415)	(10,870)
Office computers and furniture	(49)	(34)
Distributions in excess of earnings from non-consolidated REITs	691	359
Repayment of related party mortgage loan receivable	9,530	39,331
Proceeds received on sales of real estate assets	6,160	20,058
Net cash used in investing activities	(12,083)	(24,951)
Cash flows from financing activities:
Distributions to stockholders	(40,748)	(38,072)
Borrowings under bank note payable	40,000	95,000
Repayments of bank note payable	(25,000)	(75,000)
Net cash used in financing activities	(25,748)	(18,072)
Net increase (decrease) in cash and cash equivalents	2,202	(10,639)
Cash and cash equivalents, beginning of year	9,335	18,163
Cash and cash equivalents, end of period	$11,537	$7,524

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2017	176,955	1.7%
2018	1,298,799	12.9%
2019	1,380,110	13.7%
2020	1,046,581	10.4%
2021	771,693	7.7%
Thereafter (2)	5,410,572	53.6%
	10,084,710	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,201,380 square feet of current vacancies.

(dollars & square feet in 000's)	As of June 30, 2017
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$541,850	33.4%	2,607	25.8%
Texas	9	353,683	21.8%	2,417	24.0%
Georgia	5	325,241	20.1%	1,967	19.5%
Minnesota (a)	2	92,342	5.7%	620	6.2%
Virginia	4	88,651	5.5%	685	6.8%
North Carolina	2	52,890	3.3%	322	3.2%
Missouri	2	50,108	3.1%	351	3.5%
Maryland (b)	1	—	0.0%	325	3.2%
Illinois	2	45,170	2.8%	373	3.7%
Florida	1	39,735	2.4%	213	2.1%
Indiana	1	31,009	1.9%	205	2.0%
Total	35	$1,620,679	100.0%	10,085	100.0%

(a)	Excludes approximately $19,872, which is our investment in a property that was redeveloped and is classified as non-operating.
(b)	Excludes the asset held for sale of $31,868.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

Owned Portfolio

	For the		For the Six
(in thousands)	Three Months Ended		Months Ended
	31-Mar-17	30-Jun-17	30-Jun-17
Tenant improvements	$6,474	$5,363	$11,837
Deferred leasing costs	1,579	1,963	3,542
Non-investment capex	1,670	1,685	3,355
	$9,723	$9,011	$18,734

	For the		For the Six
	Three Months Ended		Months Ended
	31-Mar-16	30-Jun-16	30-Jun-16
Tenant improvements	$1,929	$1,329	$3,258
Deferred leasing costs	1,613	4,966	6,579
Non-investment capex	438	1,052	1,490
	$3,980	$7,347	$11,327

Square foot & leased percentages	June 30,	December 31,
	2017	2016
Owned portfolio of commercial real estate
Number of properties (a)	35	36
Square feet	10,084,710	10,163,615
Leased percentage	88.1%	89.3%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,396,071	1,396,071
Leased percentage	78.9%	78.1%

Single Asset REITs (SARs) managed
Number of properties	4	5
Square feet	810,278	1,075,135
Leased percentage	90.1%	89.6%

Total owned, investments & managed properties
Number of properties	41	43
Square feet	12,291,059	12,634,821
Leased percentage	87.2%	88.1%
(a)	Excludes one property that was redeveloped and is classified as non-operating.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Jun-17	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	861,000	77.7%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	80.7%	27.0%
			1,396,071	78.9%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Mar-17	Leased (2)	30-Jun-17	Leased (2)

1	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
2	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
3	TIMBERLAKE	Chesterfield, MO	234,496	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
5	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
6	PARK TEN	Houston, TX	157,460	65.4%	65.4%	70.5%	67.1%
7	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	1.4%	32.1%
8	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
9	ADDISON	Addison, TX	288,794	86.6%	90.1%	86.6%	86.6%
10	COLLINS CROSSING	Richardson, TX	300,887	100.0%	100.0%	100.0%	100.0%
11	INNSBROOK	Glen Allen, VA	298,456	100.0%	100.0%	100.0%	100.0%
12	RIVER CROSSING	Indianapolis, IN	205,059	98.6%	98.0%	98.6%	98.6%
13	LIBERTY PLAZA	Addison, TX	218,934	88.0%	84.4%	91.2%	88.2%
14	380 INTERLOCKEN	Broomfield, CO	240,185	86.2%	83.9%	86.2%	86.2%
15	390 INTERLOCKEN	Broomfield, CO	241,751	98.9%	97.1%	98.9%	98.9%
16	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	79.0%	79.3%	63.7%	73.7%
19	EAST BALTIMORE	Baltimore, MD	325,445	75.9%	76.1%	75.9%	75.9%
20	LOUDOUN TECH	Dulles, VA	136,658	92.0%	92.0%	95.7%	94.5%
21	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
22	121 SOUTH EIGHTH ST	Minneapolis, MN	293,422	74.3%	69.3%	77.3%	78.4%
23	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
24	LEGACY TENNYSON CTR	Plano, TX	202,600	65.6%	65.6%	65.6%	65.6%
25	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
26	909 DAVIS	Evanston, IL	195,708	85.9%	86.0%	78.5%	78.2%
27	ONE RAVINIA DRIVE	Atlanta, GA	386,603	90.9%	90.9%	90.0%	89.3%
28	TWO RAVINIA	Atlanta, GA	411,047	77.4%	77.2%	84.0%	79.3%
29	WESTCHASE I & II	Houston, TX	629,025	84.4%	84.6%	82.5%	83.8%
30	1999 BROADWAY	Denver, CO	676,379	75.7%	75.1%	76.7%	76.4%
31	999 PEACHTREE	Atlanta, GA	621,946	97.8%	98.1%	99.5%	98.9%
32	1001 17th STREET	Denver, CO	655,413	90.7%	90.7%	91.3%	90.9%
33	PLAZA SEVEN	Minneapolis, MN	326,445	95.7%	95.4%	96.5%	96.4%
34	PERSHING PLAZA	Atlanta, GA	160,145	97.4%	97.4%	97.4%	97.4%
35	600 17th STREET	Denver, CO	596,595	90.9%	91.0%	91.2%	90.4%
	TOTAL WEIGHTED AVERAGE		10,084,710	89.6%	89.4%	88.1%	88.5%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of June 30, 2017

			% of
	Tenant	Sq Ft	Portfolio
1	Quintiles IMS Healthcare Incorporated	259,531	2.9%
2	US Government	255,610	2.8%
3	CITGO Petroleum Corporation	248,399	2.7%
4	Newfield Exploration Company	234,495	2.6%
5	Eversheds Sutherland (US) LLP	222,422	2.5%
6	Centene Management Company, LLC	216,879	2.4%
7	Burger King Corporation	212,619	2.3%
8	EOG Resources, Inc.	174,215	1.9%
9	SunTrust Bank	159,671	1.8%
10	T-Mobile South, LLC dba T-Mobile	151,792	1.7%
11	Citicorp Credit Services, Inc.	146,260	1.6%
12	Petrobras America, Inc.	144,813	1.6%
13	Jones Day	140,342	1.5%
14	Argo Data Resource Corporation	140,246	1.5%
15	Vail Corp d/b/a Vail Resorts	125,588	1.4%
16	Federal National Mortgage Association	123,144	1.4%
17	Kaiser Foundation Health Plan	120,979	1.3%
18	Randstad US	114,235	1.3%
19	Giesecke & Devrient America	112,110	1.2%
20	Northrup Grumman Systems Corp.	111,469	1.2%
	Total	3,414,819	37.6%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income (loss) to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income (Loss) to FFO and AFFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2017	2016	2017	2016

Net income (loss)	$(17,395)	$1,612	$(12,915)	$4,191
(Gain) loss on sale of properties and properties held for sale, less applicable income tax	20,492	643	18,203	643
GAAP loss from non-consolidated REITs	201	86	598	372
FFO from non-consolidated REITs	800	895	1,591	1,540
Depreciation & amortization	24,592	22,352	49,755	44,879
NAREIT FFO	28,690	25,588	57,232	51,625
Hedge ineffectiveness	(129)	1,009	(151)	1,009
Acquisition costs of new properties	10	134	18	134
Funds From Operations (FFO)	$28,571	$26,731	$57,099	$52,768

Funds From Operations (FFO)	$28,571	$26,731	$57,099	$52,768
Reverse FFO from non-consolidated REITs	(800)	(895)	(1,591)	(1,540)
Distributions from non-consolidated REITs	345	332	691	359
Amortization of deferred financing costs	606	517	1,212	1,034
Straight-line rent	(792)	(700)	(1,874)	(1,975)
Tenant improvements	(5,363)	(1,329)	(11,837)	(3,258)
Leasing commissions	(1,963)	(4,966)	(3,542)	(6,579)
Non-investment capex	(1,685)	(1,052)	(3,355)	(1,490)
Adjusted Funds From Operations (AFFO)	$18,919	$18,638	$36,803	$39,319

Per Share Data
EPS	$(0.16)	$0.02	$(0.12)	$0.04
FFO	$0.27	$0.27	$0.53	$0.53
AFFO	$0.18	$0.19	$0.34	$0.39

Weighted average shares (basic and diluted)	107,231	100,187	107,231	100,187

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus deferred financing costs and (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income (Loss)

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus selling, general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude properties that are non-operating, being developed or redeveloped, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Jun-17	31-Mar-17	(Dec)	Change
Region
East	1,007	$3,941	$3,917	$24	0.6%
MidWest	1,549	3,908	4,364	(456)	(10.4)%
South	4,597	16,463	17,008	(545)	(3.2)%
West	2,607	12,045	10,959	1,086	9.9%
Same Store	9,760	36,357	36,248	109	0.3%

Acquisitions	—	—	—	—	—%
NOI* from the continuing portfolio	9,760	36,357	36,248	109	0.3%
Dispositions, Non-Operating, Development or Redevelopment	325	467	625	(158)	(0.4)%
NOI*	10,085	$36,824	$36,873	$(49)	(0.1)%

Sequential Same Store		$36,357	$36,248	$109	0.3%

Less Nonrecurring
Items in NOI* (a)		1,178	65	1,113	(3.1)%

Comparative
Sequential Same Store		$35,179	$36,183	$(1,004)	(2.8)%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	30-Jun-17	31-Mar-17
Net income (loss)	$(17,395)	$4,480
Add (deduct):
(Gain) loss on sale of properties and property held for sale, less applicable income taxes	20,492	(2,289)
Hedge ineffectiveness	(129)	(22)
Management fee income	(768)	(794)
Depreciation and amortization	25,279	25,332
Amortization of above/below market leases	(687)	(168)
Selling, general and administrative	3,077	3,443
Interest expense	7,893	7,579
Interest income	(1,206)	(1,214)
Equity in losses of non-consolidated REITs	201	397
Non-property specific items, net	67	129

NOI*	$36,824	$36,873